UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 21, 2007

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San
Diego, California		92121-1318
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code:    (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(c) of the Current Report on Form 8-K dated August 21, 2007 (filed August 24, 2007) regarding the appointment of Dr. Michael Fons as a named executive officer, providing disclosure regarding Dr. Fons’ employment agreement which was not yet available at the time of the original filing.  This Current Report on Form 8-K/A restates the original disclosure provided in Item 5.02(c), replacing only the paragraph regarding the status of Dr. Fons’ employment agreement and adding Exhibit 99.2 under Item 9.01.

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, Inovio Biomedical Corporation (the “registrant” or “Inovio”) promoted Michael Fons, PhD, MBA, from Executive Director of Corporate Development to Vice President of Corporate Development.

Dr. Fons, 48, joined Inovio as Executive Director of Corporate Development in June 2004.  In such capacity, he has been instrumental in defining Inovio’s corporate strategy relating to DNA vaccines and DNA delivery, including assisting in securing DNA-related license agreements, acquiring valuable intellectual property assets, and establishing a strong standard for the management of Inovio’s corporate relationships.  Prior to joining Inovio, Mr. Fons held business development roles with Vical (March 2002 – May 2004), GeneMedicine (November 1993 – January 2002), and Valentis.  He is an Adjunct Associate Professor of Microbiology and Immunology with the University of Texas Medical Branch. Dr. Fons is a published author of 24 papers in scientific journals and numerous book chapters.

On August 31, 2007, Inovio entered into a ten-year employment agreement with Dr. Fons (the “Agreement”) for his service as Vice President of Corporate Development, pursuant to which Dr. Fons will receive an annual salary of $195,050, and be eligible for discretionary annual bonuses and to receive stock options as may be approved from time to time pursuant to the Inovio 2007 Omnibus Incentive Plan.  The Agreement provides for customary participation in the registrant’s other employee benefit plans and rights to vacation and reimbursement for certain business expenses.  The Agreement also details each party’s right to terminate the Agreement and the calculation of payments, if any, due upon such termination, and provides for arbitration of any disputes arising under the Agreement.  A copy of the Agreement as executed is provided herewith as Exhibit 99.2.

Dr. Fons is not related by blood, marriage or adoption to any of the registrant’s executive officers or directors, nor has Dr. Fons been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits

99.1	Press release dated August 21, 2007 (incorporated by reference to Exhibit 99.1 filed with the registrant’s Current Report on 8-K filed August 24, 2007)
99.2	Employment Agreement for Dr. Michael Fons dated August 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2007

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer